UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events

As previously disclosed, Salarius Pharmaceuticals, Inc. (the “Company”) has until October 20, 2025 to regain compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard”), which requires the Company to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on The Nasdaq Capital Market.

Since June 30, 2025, the Company has issued and sold an aggregate of (i) 434,882 shares of its common stock, par value $0.0001 per share (the “Common Stock”), for aggregate gross proceeds of $2.4 million pursuant to that certain At the Market Offering Agreement, dated February 5, 2021, between the Company and Ladenburg Thalmann & Co. Inc.; and (ii) 367,887 shares of its Common Stock for aggregate gross proceeds of $3.8 million pursuant to that certain Securities Purchase Agreement, dated December 12, 2024, by and between the Company and C/M Capital Master Fund, LP.

The Company believes that, as a result of the transactions described above, as of the date of this Current Report on Form 8-K, the Company’s stockholders’ equity exceeds $2.5 million. The Company anticipates that the information contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2025 will reflect stockholders’ equity in excess of $2.5 million as of September 30, 2025. The Company awaits Nasdaq’s confirmation that the Company has successfully evidenced this compliance.

The Company’s determination of stockholders’ equity is based on estimates and information available to it as of the date of this Current Report on Form 8-K, is not a comprehensive statement of its financial results or position as of or for the quarter ended September 30, 2025, and has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm. The Company’s financial closing procedures for the quarter ended September 30, 2025, are not yet complete and, as a result, stockholders’ equity upon completion of its closing procedures may vary from this preliminary estimate.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to whether the Company has regained compliance with the Equity Standard, which determination awaits Nasdaq’s determination, and the Company’s expectation that its stockholders’ equity will continue to exceed $2.5 million at future dates, as well as statements, other than historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and include factors such as the Company’s history of noncompliance with Nasdaq listing standards and the absence of any guarantee that there will not be future noncompliance, or that the Company may not be successful in remedying such noncompliance, which may result in a delisting of the Company’s common stock and a correlative loss of market value and liquidity of the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: October 6, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Acting Chief Executive Officer Executive Vice President & Chief Financial Officer